ARTICLES OF INCORPORATION
                                       OF
                    LIFESCIENCES OPPORTUNITIES INCORPORATED


      The undersigned, being a natural person competent to contract, does hereby make, subscribe and file these Articles of Incorporation for the purpose of organizing a corporation under the laws of the State of Florida.


                                   ARTICLE I
                                 CORPORATE NAME

      The  name  of  this  Corporation  shall  be:  LIFESCIENCES   OPPORTUNITIES
INCORPORATED

                                   ARTICLE II
                      PRINCIPAL OFFICE AND MAILING ADDRESS

      The principal office and mailing address of the Corporation is 6400 N.W. 6th Way, Suite 310, Ft. Lauderdale, FL 33309.


                                  ARTICLE III
                    NATURE OF CORPORATE BUSINESS AND POWERS

      The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.






BRIAN A. PEARLMAN, ESQ. FLA BAR #0157023
Adorno & Yoss, P.A.
350 East Las Olas Boulevard, Suite 1700
Fort Lauderdale, Florida 33301
Phone No.: (954) 763-1200

                                   ARTICLE IV
                                 CAPITAL STOCK

      The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be One Hundred Million (100,000,000) shares, consisting of Eighty Million (80,000,000) shares of Common Stock, par value $.0001 per share and Twenty Million (20,000,000) shares of Preferred Stock. Series of Preferred stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional, or other rights, including voting rights, qualifications, limitations, or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of preferred stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.


                                   ARTICLE V
                               TERM OF EXISTENCE

      This Corporation shall have perpetual existence.


                                   ARTICLE VI
                              REGISTERED AGENT AND
                      INITIAL REGISTERED OFFICE IN FLORIDA

      The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of Florida shall be AVC Accounting Services, Inc., 6400 N.W. 6th Way, Suite 310, Ft. Lauderdale, FL 33309.


                                  ARTICLE VII
                               BOARD OF DIRECTORS

      This Corporation shall have (2) Directors initially.


                                  ARTICLE VIII
                               INITIAL DIRECTORS

      The name and address of the initial Director of this corporation are (1) Robert D. Keyser, 6400 N.W. 6th Way, Suite 310, Ft. Lauderdale, FL 33309 and (2) Albert J. Poliak, 6400 N.W. 6th Way, Suite 310, Ft. Lauderdale, FL 33309.

                                   ARTICLE IX
                                  INCORPORATOR

      The name and address of the person signing these Articles of Incorporation as the Incorporator is Robert D. Keyser, 6400 N.W. 6th Way, Suite 310, Ft. Lauderdale, FL 33309.


                                   ARTICLE X
                                INDEMNIFICATION

      This Corporation may indemnify any director, officer, employee or agent of the Corporation to the fullest extent permitted by Florida law.


                                   ARTICLE XI
                            AFFILIATED TRANSACTIONS

      This Corporation expressly elects not to be governed by Section 607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.


                                  ARTICLE XII
                           CONTROL SHARE ACQUISITIONS

      This Corporation expressly elects to be governed by Section 607.0902 of the Florida Business Corporation Act, as amended from time to time, relating to control share acquisitions.


      IN  WITNESS  WHEREOF,  the  undersigned   Incorporator  has  executed  the
foregoing Articles of Incorporation on this ___ day of December 2003.



                                          /s/Robert Keyser
                                          --------------------------------------
                                          Robert D. Keyser, Incorporator

                    CERTIFICATE DESIGNATING REGISTERED AGENT
                       AND OFFICE FOR SERVICE OF PROCESS


      LIFESCIENCES OPPORTUNITIES INCORPORATED, a corporation existing under the laws of the State of Florida, with its principal office and mailing address 6400 N.W. 6th Way, Suite 310, Ft. Lauderdale, FL 33309, has named AVC Accounting Services, Inc., with its address at 6400 N.W. 6th Way, Suite 310, Ft. Lauderdale, FL 33309, as its agent to accept service of process within the State of Florida.


                                  ACCEPTANCE:

      Having  been  named to  accept  service  of  process  for the  above-named
Corporation, at the place designated in this Certificate, I hereby accept the appointment as Registered Agent, and agree to comply with all applicable provisions of law. In addition, I hereby am familiar with and accept the duties and responsibilities as Registered Agent for said Corporation.



                                          AVC Accounting Services, Inc.


                                          By:
                                             -----------------------------------
                                             William A. Fox
                                             President